SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 12, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

2005 Long Term Incentive Awards

On May 12, 2005, the Compensation Committee of the Board of Directors of Alpharma Inc. (the "Company") approved the annual 2005 long term incentive awards ("LTIP Awards") for its Named Executive Officers (which officers were determined by reference to the Company's Proxy Statement, dated April 20, 2004). With respect to the Company's Chief Executive Officer, the award consists of stock options granted pursuant to the Alpharma Inc. 2003 Omnibus Incentive Compensation Plan ("Omnibus Plan"). With respect to the other Named Executive Officers, the awards consist of shares of restricted stock granted pursuant to the Omnibus Plan that vest 50% on the first anniversary from the grant date and 50% on the second anniversary date. Unvested shares accelerate and vest immediately upon involuntary termination other than for cause. The form of restricted stock award agreements associated with the restricted stock referred to above are attached as Exhibits hereto.

The following table sets forth the LTIP Awards granted to the Company's Named Executive Officers.

NAME AND POSITION	AWARD

Ingrid Wiik President and Chief Executive Officer	50,000 Stock Options

Mathew T. Farrell Executive Vice President and Chief Financial Officer	30,000 Restricted Shares

Ronald N. Warner President, Branded Products and Executive Vice President, Compliance, Intellectual Property and Human Pharmaceuticals, Medical and Regulatory Affairs	30,000 Restricted Shares

Carol A. Wrenn President, Animal Health	25,000 Restricted Shares

Robert F. Wrobel Executive Vice President, Chief Legal Officer and Secretary	15,000 Restricted Shares

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ALPHARMA INC.
(Registrant)

By /s/    Robert F. Wrobel

Name:   Robert F. Wrobel
Title:   Secretary

Date: May 17, 2005

Exhibit Index
Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement for Executive Officers, effective May 12, 2005, is filed as an Exhibit to this Report
10.2	Form of Restricted Stock Unit Award Agreement for Executive Officers located outside of the United States, effective May 12, 2005, is filed as an Exhibit to this Report.